SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            GENESIS BIOVENTURES, INC.
               --------------------------------------------------
               (Exact Name of Issuer as specified in its Charter)

                        NEW YORK                  98-0163232
               ------------------------      --------------------
               (State of Incorporation)        (I.R.S. Employer
                                             Identification  No.)

      1 A-3033 KING GEORGE HIGHWAY, SURREY B.C. CANADA       V4P 1B8
      ------------------------------------------------     ----------
            (Address of Principle Executive Offices)       (Zip Code)

                        GBI - 2004(C) STOCK SERVICES PLAN
                        ---------------------------------
                            (Full title of the Plan)

                                E. Greg McCartney
                      President and Chief Executive Officer
                            Genesis Bioventures, Inc.
                         1 A - 3033 King George Highway
                           Surrey, B.C. Canada V4P 1B8
                                (604) 542 - 0820
            ----------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                                 Richard S. Lane
                              One Old Country Road
                                    Suite 347
                           Carle Place, New York 11514
                                 (516) 248-0858


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
                                        CALCULATION OF REGISTRATION FEE

  Title of Each                              Proposed             Proposed
    Class of                                  Maximum              Maximum
Securities to be        Amount to be      Offering Price          Aggregate          Amount of
   Registered            Registered          Per Share         Offering Price    Registration Fee
       (1)                                      (1)                   (1)                (1)
---------------------------------------------------------------------------------------------------
  Common Stock,
   $.0001 Par             200,000              $.01             $2,000.00            $100.00
      Value
    Per Share

(1) Estimated solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

           a.        General Plan Information

           1. The title of the Plan is: GBI - 2004(C) Stock Services Plan ("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is Genesis Bioventures, Inc. ("Company").

           2. The general nature and purpose of the Plan is to grant Recipient an aggregate of 200,000 shares of the Company as partial payment of fees for services rendered to the Company.

           3. To the best Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

           4. The Company shall act as Plan Administrator. The Company's address is GBI, 1 A 3033 King George Highway, Surrey, B.C. Canada V4P 1B8. The telephone number of the Company is
                     (604) 542 0820.

           b.        Securities to be Offered.

200,000 shares of the Company's Common Stock, $.0001 par value, is being offered pursuant to the Plan.




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                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

Item 3.              INCORPORATION OF DOCUMENTS BY   REFERENCE

           The following documents filed by Genesis Bioventures, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amend (the "Exchange Act"), are incorporated by reference in this registration statement:

           (a) the Registrant's Annual Report of Form 10-KSB, for the fiscal year ended December 31, 2002, as amended on form 10-KSB A and filed April 17, 2003,

           (b) the Registrant's Quarterly Report on Form 10-QSB, for the quarterly period ending September 30, 2003 and filed November 14, 2003.

           ( c) the description of the Registrant's common stock, par value $0.0001 per share ( the "Common Stock"), contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

           All documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13( c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.              DESCRIPTION OF SECURITIES

           Not applicable

Item 5.              INTEREST OF NAMED EXPERTS AND COUNSEL

           Not applicable

Item 6.              INDEMNIFICATION OF DIRECTORS AND OFFICERS

           The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted be New York Law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by New York Law, and may agree to indemnify officers, directors, employees or agent to the fullest extent permitted be New York Law.

           Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person made a party to an action ( other than an action by or in the right of the

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corporation) by reason of the fact that he or she was a director or officer of the corporation or was serving at the request of the corporation against judgement, fines, amounts paid in settlement and reasonable expenses (including attorney's fees), actually and necessarily incurred by him or her as a result of such action if he or she acted in food faith, for a purpose which he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and with respect to any criminal action, has no reasonable cause to believe his or her conduct was unlawful.


Item 7.              EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

Item 8.              EXHIBITS

           The following is a complete list of exhibits filed as a part of this Registration Statement.

        Exhibit No.   Document
        -----------   --------

           5 Opinion of Richard S. Lane, Esq., as to the legality of shares of Common Stock being registered.

           10.1 GBI - 2004(C) Stock Services Plan made as of the 4th day of March, 2004.

           23     Consent of Richard S. Lane, Esq.
                  (Included in Exhibit 5)

Item 9.              UNDERTAKINGS

A.         To Update Annually

           The undersigned registrant hereby undertakes (1) other than as provided in the provision to item 512(a) of regulation S-K, to file, during any period in which offers or sales are being made, a post effective amendment to this registration statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act, (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and ( c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.         Incorporation of Subsequent Exchange Act Documents by Reference

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.         Indemnification of Officers and Directors

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized on the 4th day of March, 2004.


                                     GENESIS BIOVENTURES, INC

                                     By
                                       -----------------------------------------
                                       Earl Greg McCartney
                                       President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signatures                Title                                Date
----------                -----                                ----


------------------                                             March 4, 2004
E. Greg McCartney         President, Chief Executive Officer
                          (Principal Executive Officer)


---------------------                                          March 4, 2004
T.J.  Louis McKinney      Chief Financial Officer (Principal
                          Financial and Accounting officer)
                          And Director

---------------------                                          March 4, 2004
Lawrence J. Pasmko        Director


-------------------------                                      March 4, 2004
Ian B. Woods, M.D., Ph.D  Director


-------------------                                            March 4, 2004
Robert F. Lutz            Director



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